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                                                                 EXHIBIT 10.32

                                 EXECUTION COPY

                          MAI SUPPLEMENT AND AMENDMENT


        This Supplement and Amendment (the "Supplement") dated as of January 31, 2001, is by and among MAI Systems Corporation, a Delaware corporation ("MAI") and CPI Securities LP, a California limited partnership, The Value Realization Fund, L.P., a Delaware limited partnership, The Value Realization Fund, L.P., a Cayman Islands corporation and GRS Partners II (collectively, "Canyon").

                                    RECITALS

        A. MAI, Canyon and other parties are contemporaneously herewith entering into that certain Subordination Agreement effective as of December 1, 2000 (the "Subordination Agreement") together with the Rider to Subordination Agreement among Canyon and CSA Private Limited ("Rider").

        B. MAI is as of this date obligated to Canyon for unpaid principal and interest under that certain Note Purchase Agreement, dated as of March 3, 1997 (as amended (i) by the Forbearance Agreement dated October 28, 1999, (ii) by Amendment No. One dated as of February 14, 2000, and (iii) by Amendment No. Two dated April 13, 2000, (collectively, the "Canyon Loan Agreement"), among MAI and Canyon. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Canyon Loan Agreement.

        C. MAI is also obligated to Canyon for reimbursement for outstanding legal fees incurred in connection with the representation of Canyon in current and former MAI transactions and amendments to the Canyon Loan Agreement.

        D. MAI and Canyon wish to enter into this Supplement to confirm the unpaid principal and interest currently owed to Canyon by MAI and to confirm the payment of legal fees in connection with this transaction and ensure timely payment to counsel for Canyon in connection with the prior transactions.

        NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT

        1. PRINCIPAL BALANCE. MAI acknowledges that as of January 31, 2001, it is obligated to Canyon in the amount of $5,710,000.00, representing $5,250,000.00 of original principal and $460,000.00 of unpaid interest and prior loan waiver fees fully earned and added to principal as of the date hereof. MAI acknowledges that from and after February 1, 2001 and thereafter unpaid interest (or interest paid late) shall accrue and shall be added to principal and shall thereafter accrue further interest as of the first day of each month. Payments received shall be first applied to interest and then to principal. Canyon agrees that notwithstanding the accrual of additional compounded interest, all additional interest so calculated and added to principal shall





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be due when the Obligations are due, but no later than March 3, 2003. Therefore, initially interest shall accrue at the rate of $11,973.08 per week (assuming the two payments due of February 5 and 13, 2001 are made) and weekly amortizing payments of $12,500.00 shall be due on the Obligations, and clauses 2(c) and (d) of Amendment Number Two to Forbearance Agreement and shall be restated to read as follows:

            "(c) after the existing term bridge loan in favor of Coast in an approximate principal amount as of April 13, 2000 of $1,075,000 plus an additional amount of $300,000 (the "Coast Bridge Loan") is repaid in full, MAI agrees to and shall pay to the Lenders $25,000 per week on the first Monday of every week until the Obligations have been brought current in accordance with the original Note Purchase Agreement dated as of March 3, 1997, without regard to the Forbearance Agreements.

            (d) once the Obligations are brought current (i.e., to a principal balance of $5,250,000), MAI shall make weekly payments of interest on the Obligations at the rate called for in the Note Purchase Agreement (approximately $11,105.77 per week), and all scheduled payments of principal, until such Obligations have been repaid in full in accordance with their terms; provided, however, that MAI agrees that the maturity of the Obligations shall restated to March 3, 2003, and that Canyon is authorized to mark the Notes accordingly, and provided further that MAI agrees to pay a "final payment fee" to Lenders of $50,000 upon the due date of the Obligations (whether by acceleration or prepayment or on maturity), and Lenders agree that such $50,000 amount shall not bear interest unless not paid when due."

        2. OUTSTANDING LEGAL FEES. MAI acknowledges that it is obligated to Sidley & Austin the sum of $16,294.22 representing fees and costs billed through November 30, 2000 and payments received through January 31, 2001. Sidley & Austin has agreed to accept a discount of $7,625.00 if payment is received on or before March 1, 2001, and MAI has agreed to pay the discounted amount by such date.

        3. PAYMENT OF FEES. MAI agrees to pay to counsel for Canyon all of its fees reasonably incurred in connection with the Subordination Agreement and the Rider and for the preparation of this Supplement within thirty (30) days of presentation of an invoice for the foregoing.

        4. NO PAYMENT ON SUBORDINATED DEBT IF DEFAULT. MAI covenants and agrees that it shall make no payments on any obligations owed to GetronicsWang Co. LLC or CSA Private Limited if, at such time, it is not then current in its payment obligations owed to Canyon and there is no other Default or Event of Default now existing under the Canyon Loan Agreement.

        5. FAILURE TO PAY. Failure to pay any amounts set forth above shall be an "Event of Default" under the Canyon Loan.

        6. REPRESENTATIONS AND WARRANTIES. MAI hereby represents and warrants to Canyon that, as of the date of this Supplement:




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            (A) No Default or Event of Default is continuing other than the failure to pay $50,000 in past due interest, which amount MAI covenants to pay $25,000 on February 5, 2001 and $25,000 on February 13, 2001.

            (B) The execution and delivery of this Supplement by MAI and the performance of the transactions contemplated hereby (a) are within MAI's corporate power, (b) have been duly authorized by all necessary or proper corporate and shareholder action, (c) when duly executed and delivered by MAI, shall constitute the legal, valid and binding obligation of MAI enforceable against MAI in accordance with its terms, and (d) have been consented to by Coast.

            (C) If any of the foregoing representations is untrue or incorrect in any material respect, such untruthfulness or inaccuracy shall constitute an Event of Default under the Canyon Loan Agreement.

        7. LIMITATIONS. This Supplement, the Subordination Agreement and the Rider shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term of the Canyon Loan Agreement other than the provisions thereof which are specifically and explicitly covered hereby, (ii) prejudice any right or rights which Canyon may now have or may have in the future under or in connection with the Canyon Loan Agreement, (iii) require Canyon to agree to a similar transaction on a future occasion or (iv) create any rights herein to another person, entity or other beneficiary or otherwise, except to the extent specifically provided herein.

        8. NO OTHER CHANGES. Other than as set forth herein, all provisions of the Canyon Loan Agreement shall remain in full force and effect.












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        IN WITNESS HEREOF, the parties have executed this Supplement as of the date first written above.

"CANYON"

CPI SECURITIES LP,                    THE VALUE REALIZATION FUND, L.P.,
a California limited partnership,     a Delaware limited partnership

By:  Canpartners Incorporated,        By: Canpartners Investments III, L.P.,
     a California corporation,            a California limited partnership,
     its general partner                  its general partner

                                      By: Canyon Capital Advisors LLC,
                                          a Delaware limited liability company,
By:                                       its general partner
     -------------------------------
     Name:
     Title:
                                      By:
                                          -------------------------------------
                                          Name:
                                          Its Managing Director

THE CANYON VALUE REALIZATION FUND     GRS PARTNERS II
(CAYMAN), LTD.
By:  MeesPierson (Cayman) Limited,
     its Administrator
                                      By:
                                          -------------------------------------
                                          Name:
By:                                       Title:
     ----------------------------
     Name:
     Title:

AGREED AND ACCEPTED:                  ACKNOWLEDGED:

MAI SYSTEMS CORPORATION,              COAST BUSINESS CREDIT,
a Delaware corporation                a division of Southern Pacific Bank


By:                                   By:
     ----------------------------         --------------------------------------
     Name:                                Name:
     Title:                               Title:




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